SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):      Commission File Number:
October 22, 1998                                                       1-12358



                            COLONIAL PROPERTIES TRUST
             (Exact name of registrant as specified in its charter)



            Alabama                                         59-7007599
 (State or other jurisdiction                              (IRS Employer
       of incorporation)                              Identification Number)



    2101 Sixth Avenue North
           Suite 750
      Birmingham, Alabama                                       35202
(Address of principal executive offices)                     (Zip Code)


                    Registrant's telephone number, including area code:
                                       (205) 250-8700


                                  Not applicable
               (Former name or former address, if changed since last report)

                            COLONIAL PROPERTIES TRUST

Item 5   -  Other Events

            On October 22, 1998, the Board of Trustees of the Company authorized and declared a distribution of one right (a "Right") for each of its outstanding common shares of beneficial interest, par value $.01 per share ("Common Shares"). The distribution is payable as of November 2, 1998 (the "Record Date") to holders of record of the Common Shares on that date. Each Right entitles the registered holder thereof to purchase from the Company one ten-thousandth of a Series 1998 Junior Participating Preferred Share of Beneficial Interest, par value $.01 per share, of the Company (each, a "Series 1998 Preferred Share") at a price of $92.00 (the "Exercise Price"), subject to certain adjustments. The description and terms of the Rights will be set forth in a Rights Agreement, as the same may be amended from time to time (the "Rights Agreement"), between the Company and BankBoston, N.A., as rights agent (the "Rights Agent").

            Initially the Rights will not be exercisable, certificates will not be sent to shareholders, and the Rights will automatically trade with the Common Shares.

            The Rights, unless earlier redeemed or exchanged by the Board of Trustees, become exercisable upon the close of business on the day (the "Distribution Date") which is the earlier of (i) the tenth day following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person"), with certain exceptions set forth below, has acquired beneficial ownership or voting control of 15% or more of the outstanding Common Shares of the Company and (ii) the tenth business day (or such later date as may be determined by the Board of Trustees prior to such time as any person or group of affiliated or associated persons becomes an Acquiring Person) after the date of the commencement or public announcement of a person's or group's intention to commence a tender or exchange offer the consummation of which would result in the acquisition of beneficial ownership or voting control of 15% or more of the Company's outstanding Common Shares (even if no Common Shares are actually acquired pursuant to such offer); prior thereto, the Rights will not be exercisable, will not be represented by a separate certificate, and will not be transferable apart from the Common Shares, but will instead be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate itself. An Acquiring Person does not include (A) the Company, (B) any subsidiary of the Company, (C) any employee benefit plan or employee stock plan of the Company or of any subsidiary of the Company, or any trust or other entity organized, appointed, established or holding Common Shares for or pursuant to the terms of any such plan, (D) any person or group of affiliated or associated persons whose beneficial ownership or voting control of 15% or more of the outstanding Common Shares of the Company results solely from a reduction in the number of outstanding Common Shares of the Company pursuant to a transaction or transactions approved by the Board of Trustees (provided that any such person or group that does not become an Acquiring Person by reason of the exception provided by this clause D shall become an Acquiring Person upon acquisition of any additional outstanding Common Shares unless such acquisition of additional Common Shares will not result in such person or group becoming an Acquiring Person), or (E) any "Excluded Holder" as such term is defined in the Company's declaration of trust, as amended (the "Declaration of Trust").

            Until the Distribution Date (or earlier redemption, exchange or expiration of the Rights), new certificates for Common Shares issued after the Record Date will contain a legend incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption, exchange or expiration of the Rights), the surrender for transfer of any Common Shares outstanding as of the Record Date also will constitute the transfer of the Rights attaching to such Common Shares. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date, and such separate Rights Certificates alone will evidence the Rights from and after the Distribution Date.

            The Rights will expire at the close of business on November 1, 2008 (the "Final Expiration Date"), unless earlier redeemed or exchanged by the Company as described below.

            The number of one ten-thousandths of a Series 1998 Preferred Share issuable upon exercise of the Rights is subject to certain adjustments from time to time in the event of a share distribution on, or a subdivision or combination of, the Common Shares. The Exercise Price for the Rights is subject to adjustment in certain events.

            Unless the Rights are earlier redeemed or exchanged, in the event that a person or group of affiliated or associated persons becomes an Acquiring Person, the Rights Agreement provides that each holder of record of a Right, other than the Acquiring Person (whose Rights will thereupon become null and void), will thereafter have the right to receive, upon payment of the Exercise Price, that number of Common Shares having a market value at the time of the transaction equal to two times the Exercise Price.

            In addition, unless the Rights are earlier redeemed or exchanged, in the event that after the time that a person or group of affiliated or associated persons becomes an Acquiring Person the Company were to be acquired in a merger or other business combination (in which any Shares are changed into or exchanged for other securities or assets) or more than 50% of the assets or earning power of the Company and its subsidiaries (taken as a whole) were to be sold or transferred in one or a series of related transactions, the Rights Agreement provides that proper provision will be made so that each holder of record of a Right, other than the Acquiring Person (whose rights will thereupon become null and void), will from and after such date have the right to receive, upon payment of the Exercise Price, that number of shares of common stock of the acquiring company having a market value at the time of such transaction equal to two times the Exercise Price.

            The Rights Agreement provides that, notwithstanding any provision of the Rights Agreement to the contrary, no Right will be exercisable for a number of Common Shares that would cause the ownership limit set forth in the Declaration of Trust (or any successor document) to be exceeded.

            At any time after any person or group of affiliated or associated persons becomes an Acquiring Person, the Board of Trustees may issue Common Shares in exchange for the Rights (other than Rights owned by the Acquiring Person which will have become null and void), in whole or part, at an exchange ratio of one Common Share per Right (subject to adjustment).

            The Rights Agreement provides that the Company may pay cash in lieu of issuing fractional shares upon exercise or redemption of the Rights.

            At any time on or prior to the earlier of (i) the close of business on the tenth day after a public announcement that a person or group of affiliated or associated persons has become an Acquiring Person (or such later date as may be authorized by the Board of Trustees), or (ii) the Final Expiration Date, the Company may redeem the Rights in whole, but not in part, at a price of $.005 per Right ("Redemption Price"), payable at the election of the Company in cash, Common Shares or other consideration determined to be appropriate by the Board of Trustees. Following the effective time of the action of the Board of Trustees authorizing redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of the Rights will be to receive the Redemption Price.

            For as long as the Rights are then redeemable, the Company may, except with respect to the Redemption Price or date of expiration of the Rights, amend the Rights in any manner, including an amendment to extend the time period in which the Rights may be redeemed. At any time when the Rights are not then redeemable, the Company may amend the Rights in any manner that does not materially adversely affect the interests of holders of the Rights as such.

            Until a Right is exercised, the holder, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive distributions.

            The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group of affiliated or associated persons that attempts to acquire the Company on terms not approved by the Board of Trustees. The Rights should not interfere with any merger or other business combination approved by the Board of Trustees since the Rights may be redeemed by the Company at $.005 per Right at any time until the close of business on the tenth day (or such later date as described above) after a person or group has obtained beneficial ownership or voting control of 15% or more of the voting shares.

            The form of Rights Agreement between the Company and BankBoston, N.A., as Rights Agent, specifying the terms of the Rights, which includes as Exhibit B the form of Summary of Rights to Purchase Series 1998 Junior Participating Preferred Shares of Beneficial Interest and as Exhibit C the form of Rights Certificate, is attached hereto as an exhibit and incorporated herein by reference. The foregoing description of the Rights is qualified by reference to such exhibit.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

            99.1. Form of Rights Agreement between Colonial Properties Trust and
                  BankBoston, N.A., as Rights Agent. The Rights Agreement includes as Exhibit B the form of Summary of Rights to Purchase Series 1998 Junior Participating Preferred Shares of Beneficial Interest and as Exhibit C the form of Rights Certificate.

            99.2. Form of Letter to Shareholders.

                                   SIGNATURES

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.




                                    By:   /s/ Thomas H. Lowder
                                         Name:  Thomas H. Lowder
                                         Title: Chairman of the Board, President
                                                 and Chief Executive Officer


October 26, 1998

                                  EXHIBIT INDEX


Exhibit No.             Description

   99.1 Form of Rights Agreement between Colonial Properties Trust and BankBoston, N.A., as Rights Agent. The Rights Agreement includes as Exhibit B the form of Summary of Rights to Purchase Series 1998 Junior Participating Preferred Shares of Beneficial Interest and as Exhibit C the form of Rights Certificate.

   99.2           Form of Letter to Shareholders.

                                                               Correspondence

                                 HOGAN & HARTSON
                                     L.L.P.

                                                                Columbia Square
                                                     555 Thirteenth Street, N.W.
                                                       WASHINGTON, DC 20004-1109
                                                             TEL (202) 637-5600
                                                             FAX (202) 637-5910


                                October 26, 1998

BY EDGAR

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

            Re:   Colonial Properties Trust
                  SEC File No. 1-12358

Ladies and Gentlemen:

            On behalf of Colonial Properties Trust (the "Company"), and in electronic format pursuant to Regulation S-T, we enclose for filing with the Commission a Current Report on Form 8-K. All required signatures have been obtained and will be retained by the Company for five years.

            If you have any questions or comments with respect to the foregoing, please telephone me at (202) 637-5737.

                                    Sincerely,

                                 /s/ Alan L. Dye

                                    Alan L. Dye

Enclosures
cc:   Howard B. Nelson, Jr.